EXHIBIT 99.1

ClearOne Reports First Quarter 2017 Financial Results

●	Grows Video Products Revenue 60% Year-over-Year
●	Awarded strategic new patent for combining echo cancellation and beamforming microphone arrays

SALT LAKE CITY, UTAH – May 9, 2017 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months ended March 31, 2017.

“2017 is trending positively,” said Zee Hakimoglu, president and chief executive officer. “In the first quarter, our new Converge® Pro 2 platform gained market traction with revenue more than doubling sequentially and contributing to an improved gross margin. Also, video solutions continued to make steady, strong gains with revenue growing 60% over Q1 2016. The combination, despite typical seasonality, fueled sequential total revenue growth of 9%.

“In addition, ClearOne was awarded a new patent on April 25th on a system and method involving the combination of echo cancellation and beamforming microphone arrays. This award, named the ’186 patent, augments ClearOne’s strong history of product innovation and development of cutting edge technologies. Our investments are powering ClearOne’s industry-leading edge in conferencing technology and delivered the pro-AV industry’s first pro-grade microphone array with beamforming, adaptive steering/smart beam selection, and acoustic echo cancellation, which we believe to be a significant asset in our market. We have initiated a strategy to ensure our intellectual property is respected by the industry, which is consistent with our commitment to build long-term shareholder value,” concluded Hakimoglu.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q1 2017 revenue was $11.7 million, compared to $13.0 million in Q1 2016 and $10.7 million in Q4 2016. The year-over-year decrease reflects the continuing transition to the next generation professional audio conferencing platform and the price reductions to corresponding legacy products, and the sequential growth reflects increased contribution from video solutions and Converge Pro 2.
●	GAAP gross profit in Q1 2017 was $6.7 million, compared to $8.5 million in Q1 2016 and $5.7 million in Q4 2016. GAAP gross profit margin was 57% in Q1 2017, compared to 65% in Q1 2016 and 53% in Q4 2016. Non-GAAP gross profit margin was 57% in Q1 2017, compared to 65% in Q1 2016 and 55% in Q4 2016. Year-over-year the product mix was still heavily weighted toward the lower margin, legacy Converge Pro 1. Sequentially GAAP gross profit margin improved 4% and non-GAAP improved 2%, reflecting growing adoption of the next generation Converge Pro 2.
●	Operating expenses in Q1 2017 were $7.2 million, compared to $6.5 million in Q1 2016 and $6.8 million in Q4 2016. The majority of the increase over Q1 2016 is attributable to litigation, primarily related to the patent lawsuit.
●	Net loss in Q1 2017 was $0.5 million, or $0.05 per diluted share, compared to net income of $1.4 million, or $0.14 per diluted share, in Q1 2016 and net loss of $1.1 million, or $0.12 per diluted share, in Q4 2016.
●	Non-GAAP net income was $0.1 million, or $0.02 per diluted share, in Q1 2017, compared to $1.8 million, or $0.18 per diluted share, in Q1 2016, and non-GAAP net loss of $0.2 million, or $0.02 per diluted share, in Q4 2016.

($ in 000, except per share)	Three months ended March 31,
	2017	2016	Change
GAAP
Revenue	$11,678	$13,033	-10%
Gross Profit	6,678	8,465	-21%
Operating Income (Loss)	(526)	1,972	-127%
Net Income (Loss)	(468)	1,368	-134%
Earnings (Loss) Per Share (Diluted)	(0.05)	0.14	-136%
Non-GAAP
Non-GAAP Gross Profit	$6,686	$8,469	-21%
Non-GAAP Operating Income	366	2,520	-85%
Non-GAAP Net Income	149	1,755	-92%
Non-GAAP Adjusted EBITDA	634	2,774	-77%
Non-GAAP Earnings per share (Diluted)	0.02	0.18	-89%

Continued Investment in Shareholder Value

At March 31, 2017, cash, cash equivalents and investments were $35.6 million, as compared with $38.5 million at December 31, 2016. The Company continued to have no debt. During the Q1 of 2017, the Company paid a cash dividend of $0.05 per share and repurchased approximately 79,000 shares amounting to $0.9 million. As of March 31, 2017, the Company has acquired approximately 621,000 shares amounting to $7.0 million since beginning program in March 2016. The Company intends to continue to repurchase shares of its common stock, and in March 2017 the board renewed and extended the stock repurchase program for up to an additional $10 million in the open market, subject to price, volume and other safe harbor restrictions over the next twelve months.

Conference Call Information

ClearOne senior management will host an investor conference call today, May 9th at 11:30 a.m. Eastern Time to review the company’s financial results. The conference call will be available to interested parties by dialing +1-877-369-6586 (domestic) or +1-253-237-1165 (international). The conference ID is 18924039. The call will also be available through a live, listen-only audio Internet broadcast at http://investors.clearone.com/events.cfm. For those who are not available to listen to the live broadcast, the call will be archived on the same web site for at least three months.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming & signage solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	As at
	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$8,639	$12,100
Marketable securities	5,862	5,030
Receivables, net of allowance for doubtful accounts of $186 and $187, respectively	7,303	7,461
Inventories, net	14,438	11,377
Distributor channel inventories	1,463	1,530
Prepaid expenses and other assets	3,000	2,642
Total current assets	40,705	40,140
Long-term marketable securities	21,102	21,365
Long-term inventories, net	1,470	1,664
Property and equipment, net	1,529	1,513
Intangibles, net	5,496	5,677
Goodwill	12,724	12,724
Deferred income taxes	4,654	4,654
Other assets	379	387
Total assets	$88,059	$88,124
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,907	$3,545
Accrued liabilities	2,045	1,894
Deferred product revenue	3,888	3,882
Total current liabilities	10,840	9,321
Deferred rent	82	103
Other long-term liabilities	1,274	1,251
Total liabilities	12,196	10,675

Shareholders’ equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,734,917 and 8,812,644 shares issued and outstanding	9	9
Additional paid-in capital	46,868	46,669
Accumulated other comprehensive income (loss)	(155)	(205)
Retained earnings	29,141	30,976
Total shareholders’ equity	75,863	77,449
Total liabilities and shareholders’ equity	$88,059	$88,124

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2017	2016
Revenue	$11,678	$13,033
Cost of goods sold	5,000	4,568
Gross profit	6,678	8,465

Operating expenses:
Sales and marketing	2,741	2,625
Research and product development	2,357	2,270
General and administrative	2,106	1,598
Total operating expenses	7,204	6,493

Operating income (loss)	(526)	1,972

Other income, net	102	11
Income (loss) before income taxes	(424)	1,983
Provision for income taxes	44	615
Net income (loss)	$(468)	$1,368

Basic weighted average shares outstanding	8,768,112	9,196,522
Diluted weighted average shares outstanding	8,768,112	9,513,440

Basic earnings (loss) per common share	$(0.05)	$0.15
Diluted earnings (loss) per common share	$(0.05)	$0.14

Net income (loss)	(468)	1,368

Comprehensive income:
Unrealized gain on available-for-sale securities, net of tax	38	121
Change in foreign currency translation adjustment	12	33
Comprehensive income (loss)	(418)	1,522

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2017	2016
GAAP gross profit	$6,678	$8,465
Stock-based compensation	8	4
Non-GAAP gross profit	$6,686	$8,469

GAAP operating income (loss)	$(526)	$1,972
Stock-based compensation	171	148
Amortization of intangibles	237	289
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	484	111
Non-GAAP operating income	$366	$2,520

GAAP net income (loss)	$(468)	$1,368
Stock-based compensation	171	148
Amortization of intangibles	237	289
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	484	111
Loss on disposal of assets related to wireless microphones manufacturing	—	49
Tax effect of non-GAAP adjustments	(275)	(210)
Non-GAAP net income	$149	$1,755

GAAP net income (loss)	$(468)	$1,368
Number of shares used in computing GAAP income per share (diluted)	8,768,112	9,513,440
GAAP income (loss) per share (diluted)	$(0.05)	$0.14
Non-GAAP net income	$149	$1,755
Number of shares used in computing Non-GAAP income per share (diluted)	8,768,112	9,513,440
Non-GAAP income per share (diluted)	$0.02	$0.18

GAAP total net income (loss)	$(468)	$1,368
Stock-based compensation	171	148
Depreciation	166	194
Amortization of intangibles	237	289
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	484	111
Loss on disposal of assets related to wireless microphones manufacturing	—	49
Provision for income taxes	44	615
Non-GAAP Adjusted EBITDA	$634	$2,774